UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2009

Community Bank Shares of Indiana, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 West Spring Street, New Albany, Indiana 47150
 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code: (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2009, Community Bank Shares of Indiana, Inc. (the “Company”) entered into a Letter Agreement, which incorporates the Securities Purchase Agreement-Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (the “U.S. Treasury”).  The Purchase Agreement was part of the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”).  Under the terms of the Purchase Agreement, the Company sold to the U.S. Treasury (i) 19,468 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 386,270 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), for an aggregate purchase price of $19,468,000 (the “Purchase Price”).  The Purchase Price was paid in cash on May 29, 2009.  The Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Series A Preferred Stock qualifies as Tier 1 capital and will accrue cumulative dividends at a rate of 5% per annum on the liquidation value of $1,000 per share for the first five years, and 9% per annum thereafter.  These dividends will only be paid when declared by the Company’s Board of Directors.  The Series A Preferred Stock is generally non-voting.  The Series A Preferred Stock has no maturity date.

The restrictions on redemption are set forth in the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Amendment”).  The Articles of Amendment are attached hereto as Exhibit 3.1 and incorporated herein by reference.  Under the terms of the Articles of Amendment, the Series A Preferred Stock may be redeemed by the Company after August 15, 2012.  Prior to August 15, 2012, the Series A Preferred Stock may be redeemed by the Company only with proceeds from the sale of Company qualifying equity securities (a “Qualified Equity Offering”).  Any redemptions would require approval of the Federal Reserve Board.

Notwithstanding the terms of the Articles of Amendment, under Section 111 of the Emergency Economic Stabilization Act of 2008, as amended (the “EESA”), the U.S. Treasury, subject to consultation with the Federal Reserve Board, must permit the Company to repurchase the Series A Preferred Stock owned by the U.S. Treasury at any time regardless of the source of funds used for the redemption.  This is confirmed by the U.S. Treasury in a letter agreement with the Company filed as part of the Purchase Agreement at Exhibit 10.1 attached hereto.

The Warrant has a term of ten years and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $7.56 per share of the Common Stock.  The Warrant is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed that at any time, upon the request of the U.S. Treasury, the Company will enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited creating fractional shares of the Series A Preferred Stock (“Depositary Shares”) which would be issued and transferable.  The Company has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after request by the U.S. Treasury.  Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the Company receiving aggregate gross proceeds from a Qualified Equity Offering of not less than the Purchase Price and December 31, 2009.

The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in Section 111 of the EESA.  As a condition to the closing, the Company did the following:

(1)
Adopted a “clawback” policy subjecting the Company’s twenty-five most highly paid employees to return to the Company any bonus, retention, award or incentive compensation paid to such employees if the payments were based on materially inaccurate statements of earnings, revenues, gains or other criteria;

(2)
 Obtained from each of the Company’s five highest compensated executive officers, James D. Rickard, Paul A. Chrisco, Michael K. Bauer, Kevin J. Cecil and Bill D. Wright (the “Senior Executive Officers”) an executed waiver (the “Waiver”) voluntarily waiving any claim against the United States or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with Section 111 of the EESA and regulations or requirements under the EESA, and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and; and

(3)	Entered with each of the Company’s Senior Executive Officers form letter agreements amending the employment agreements of each Senior Executive Officer on the terms described below.

The foregoing is a summary of the Purchase Agreement, the Warrant and the Articles of Amendment, which are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend of $0.175 per share declared on the Company’s Common Stock prior to October 14, 2008.  The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or the U.S. Treasury has transferred all of the Series A Preferred Stock to third parties.  The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Articles of Amendment, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  The Company does not currently have outstanding any class or series of Junior Stock, other than the Common Stock.  The Company does not currently have outstanding any class or series of Parity Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

As discussed above, the Company entered with each of the Company’s Senior Executive Officers form letter agreements amending the employment agreements (the “Letter Amendments”) of each Senior Executive Officer on the terms described below.  The form of Letter Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The terms of the Letter Amendments primarily apply during the period that the U.S. Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant issued thereunder (the “Restricted Period”).  The Letter Amendments amend each Senior Executive Officer’s employment agreement, the primary amendments being as follows:

(1)
 The Letter Amendment prohibits during the Restricted Period payment to any Senior Executive Officer upon departure from employment for any reason (e.g. golden parachute payments), except for payments for services performed or benefits accrued.

(2)
The Letter Amendment provides that to the extent required by Section 111 of the EESA, the most highly compensated employee of the Company will not receive or accrue during the Restricted Period any bonus, retention award or incentive compensation, except for long-term restricted stock that does not fully vest during the Restricted Period, does not have a value of greater than one-third of such Senior Executive Officer’s total annual compensation for the year and is subject to other terms and conditions the U.S. Treasury may determine are in the public interest.  This restriction currently applies only to James D. Rickard, President and Chief Executive Officer.

(3)
The Letter Amendment provides that if during the Restricted Period (a) a Senior Executive Officer’s employment is terminated by the Company under his employment agreement for other than cause, disability, retirement or death, or (b) the Senior Executive Officer terminates his employment due to a material breach of the employment agreement not cured within 15 days of notice, then the restrictions of the employment agreement against competing with the Company and its subsidiaries within a certain geographic region for a certain period of time will not apply.  However, provisions of the employment agreement prohibiting the solicitation of, or attempting to entice away, employees, customers, projects, loan arrangements or prospective business opportunities of the Company shall continue to apply for a period of one year following termination.

The Letter Amendments provide that once the Restricted Period has ended and if permitted by applicable law, the Company will pay the Senior Executive Officers any cash amounts it would have paid as a result of any events that occurred during the Restricted Period that would have entitled the Senior Executive Officer to cash payment rights under his employment agreement.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed the Articles of Amendment with the Indiana Secretary of State for the purpose of amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Articles of Amendment were effective as of May 26, 2009, but no stock was issued thereunder until May 29, 2009. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The information concerning the Articles of Amendment set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02. The Articles of Amendment are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is included with this report:

Exhibit No.   Exhibit Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Community Bank Shares of Indiana, Inc. Designating Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.1	Form of Certificate for Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2           Warrant for Purchase of Shares of Common Stock

10.1
Letter Agreement, dated May 29, 2009, between Community Bank Shares of Indiana, Inc. and the United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant, and Securities Purchase Agreement – Standard Terms attached thereto as Exhibit A, including additional letter incorporating certain terms of Section 111 of the Emergency Economic Stabilization Act of 2008

10.2	Form of Letter Agreement Amending Employment Agreements of James D. Rickard, Paul A. Chrisco, Michael K. Bauer, Kevin J. Cecil and Bill D. Wright

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                                                COMMUNITY BANK SHARES OF INDIANA, INC.
Date: May 29, 2009	By: /s/ James D. Rickard
Name: James D. Rickard
Title: President and CEO

Date: May 29, 2009	By: /s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Executive Vice President and CFO